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                                                                     EXHIBIT 5.1

                         [BAKER & Mc.KENZIE LETTERHEAD]

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EUROPE                          ASIA                                NORTH AND
MIDDLE EAST                    PACIFIC                              SOUTH AMERICA
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
AMSTERDAM    MADRID          ALMATY           BAKER & Mc.KENZIE     BOGOTA            JUAREZ           SAN FRANCISCO
ANTWERP      MILAN           BAKU             ATTORNEYS AT LAW      BRASILIA          MEXICO CITY      SANTIAGO
BAHRAIN      MOSCOW          BANGKOK                                BUENOS AIRES      MIAMI            SAO PAULO
BARCELONA    MUNICH          BEIJING                                CALGARY           MONTERREY        TIJUANA
BERLIN       PARIS           HANOI          ONE PRUDENTIAL PLAZA    CARACAS           NEW YORK         TORONTO
BOLOGNA      PRAGUE          HO CHI MINH   130 EAST RANDOLPH DRIVE  CHICAGO           PALO ALTO        VALENCIA
BRUSSELS     RIYADH           CITY         CHICAGO, ILLINOIS 60601  DALLAS            PORTO ALEGRE     WASHINGTON, D.C.
BUDAPEST     ROME            HONG KONG    TELEPHONE (312) 861-8000  GUADALAJARA       RIO DE JANEIRO
CAIRO        ST. PETERSBURG  HSINCHU      FACSIMILE (312) 861-2899  HOUSTON           SAN DIEGO
DUSSELDORF   STOCKHOLM       MANILA           www.bakernet.com
FRANKFURT    WARSAW          MELBOURNE
GENEVA       ZURICH          SINGAPORE
KYIV                         SYDNEY
LONDON                       TAIPEI
                             TOKYO
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                                January 26, 2004

Northfield Laboratories Inc.
1560 Sherman Avenue
Suite 1000
Evanston, Illinois 60201-4800

         Re:      Offering of Common Stock.

Ladies and Gentlemen:

         We have acted as counsel for Northfield Laboratories Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 3,232,456 shares of the Company's Common Stock, par value $.01 per share (the "Stock"), pursuant to the Registration Statement on Form S-3 (Registration Number 333-106615) filed by the Company with the Securities and Exchange Commission (the "Commission") on June 27, 2003 (the "Registration Statement").

         The offering and sale of the Stock is proposed to be made pursuant to that certain Placement Agent Agreement dated as of January 23, 2004 (the "Placement Agent Agreement") executed by the Company and SG Cowen Securities Corporation (the "Placement Agent"). Unless otherwise defined herein, each capitalized term used herein that is defined in the Placement Agent Agreement has the meaning given such term in the Placement Agent Agreement.

         In reaching the opinions set forth herein, we have reviewed copies of the Placement Agent Agreement, the Placement Agent's Warrant issued by the Company to the Placement Agent pursuant to the Placement Agent Agreement (the "Placement Agent's Warrant"), and the Subscription Agreements executed by the Company and each of the purchasers (the "Purchasers") of the Stock (the "Subscription Agreements"), the Registration Statement, the Prospectus included in the Registration Statement as of its effective date (the "Base Prospectus"), the Prospectus Supplement filed by the Company

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with the Commission on January 26, 2004 (the "Prospectus Supplement") and such other agreements, certificates of public officials and officers of the Company, records, documents and matters of law that we have deemed relevant. The Placement Agent Agreement, the Placement Agent's Warrant and the Subscription Agreements are referred to herein collectively as the "Transaction Documents."

         We have reviewed executed copies of the Transaction Documents and we have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

         Based upon and subject to the foregoing, we are of the opinion that:

1. The Stock has been duly and validly authorized and, when issued to the Purchasers in accordance with the terms of the Subscription Agreements, will be validly issued, fully paid and nonassessable.

2. The shares of the Company's Common Stock which may be issued from time to time upon the exercise of the Placement Agent's Warrant have been duly and validly authorized and, upon payment of the exercise price in accordance with the terms of the Placement Agent's Warrant, and assuming no change in the applicable law or facts, will be validly issued, fully paid and nonassessable.

         The opinions expressed above are limited to the laws of the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Base Prospectus and the Prospectus Supplement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

                                                     Very truly yours,

                                                     BAKER & McKENZIE